Allegiant Travel Company Reports Fourth Quarter, Full Year 2007 Financial Results, Announces $25 Million Share Repurchase Program

Las Vegas, Nev., January 29, 2008 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT), parent company of Allegiant Air and Allegiant Vacations, today reported the following fourth quarter and full year 2007 results, and comparisons to prior year equivalents:

Unaudited	4Q07	4Q06	Change	2007	2006	Change
Total operating revenue (millions)	$101.0	$63.1	59.9%	$360.6	$243.4	48.2%
Operating income (millions)	$6.1	$7.4	-17.8%	$44.1	$22.6	95.4%
Operating margin	6.0%	11.7%	-5.7pp	12.2%	9.3%	2.9pp
Net income (loss) (millions)	$4.8	($1.5)	N/M	$31.5	$8.7	260.5%
Diluted earnings per share	$0.23	($0.17)	N/M	$1.53	$0.52	194.2%
Diluted non-GAAP earnings per share adjusted by excluding non-cash mark-to-market loss/gain on fuel derivatives and (in 2006) one-time tax accrual (reconciled to GAAP on pgs. 9 and 14)	$0.24	$0.24	0.0%	$1.48	$0.96	54.2%
Scheduled Service:
Ancillary revenue per passenger	$24.30	$18.84	29.0%	$21.53	$16.11	33.6%
Total revenue per ASM (cents)	9.36	8.68	7.8%	9.46	8.47	11.7%
Average stage length (miles)	922	945	(2.4)%	923	1,006	(8.3)%
Total System*:
Operating expense per ASM or CASM (cents)	8.69	7.59	14.5%	8.19	7.69	6.5%
CASM, excluding fuel (cents)	4.21	4.34	(3.0)%	4.25	4.15	2.4%
Average stage length (miles)	899	912	(1.4)%	906	966	(6.2)%

*Total system includes scheduled service, fixed fee contract and non-revenue flying.

“2007 was an outstanding year for our company,” said Maurice J. Gallagher, Jr., Chairman, CEO and President of Allegiant Travel Company. “We grew revenues by 48.2% to $360.6 million, nearly doubled operating profits to $44.0 million, increased pre-tax income 220.6% to $50.7 million and net income by 260.5% to $31.5 million. However, the sharp increase in fuel prices at the end of the year did affect our fourth quarter results, dropping our fourth quarter operating margin by almost half relative to the prior year. We take some small comfort in realizing that had fuel prices remained constant compared with the fourth quarter of 2006, our operating margin would have been almost 19%. We have previously demonstrated the ability, over time, to improve margins in the face of substantial fuel price increases and we fully expect to do so this time as well. We remain confident in our business model, its profitability potential and our ability to execute.”

Gallagher continued, “The tremendous efforts of our team members enabled us to achieve a great deal in the fourth quarter. We established three new bases, including two new major leisure destinations of Phoenix, AZ and Ft. Lauderdale, FL, and our new charter base at Tunica, MS to support previously announced new flying for Harrah’s Entertainment, each of which supports two MD-80 aircraft. On the revenue front, we succeeded in further increasing system revenue per available seat mile by 7.6% due mostly to a 29.0% year over year increase in ancillary revenue per passenger.”

Gallagher concluded, “Lastly our Board of Directors has authorized a share repurchase program to acquire up to $25 million of the Company’s common stock. Our strong balance sheet enables us to continually evaluate ways to enhance shareholder value.”

Andrew C. Levy, CFO & Managing Director – Planning, stated, “We have made many changes to our route network, our pricing and our future planning in keeping with our goal to deliver double digit operating margins in spite of current high fuel prices. The changes made to date have been effective, but we have more hard work to do to ensure we can reach our margin targets. We remain steadfast in our determination to deliver the highest margins in the industry.”

“Our balance sheet and liquidity remain very strong. We ended the quarter with $171.4 million in cash and short-term investments, down from $172.7 million at the end of the September quarter due to the purchase of $17.0 million in aircraft and parts to support our fourth quarter and 2008 growth. Cash was used to purchase $9.8 million of these assets with the balance being financed, resulting in an increase in debt of $3.1 million compared with the prior quarter and largely flat compared with year end 2006. Cash flow from operations for the quarter was $11.1 million and our total for the year was $74.0 million.”

Levy continued, “We again are pleased with our cost management. Cost per ASM, excluding fuel, decreased by 3.0% compared with the prior year despite a 1.4% decline in average stage length.”

During the fourth quarter, Allegiant Air initiated service to two new major leisure destinations (Phoenix and Ft. Lauderdale), two new small cities (Bangor, ME and Plattsburgh, NY) and on 28 new routes. We also resumed our seasonal service from Bellingham, WA to Palm Springs, CA.

Network Summary*	January 29, 2008	Year End 2007	Year End 2006
“World-class leisure destinations”	5	5	3
Small cities served	53	53	47

Total cities served	58	58	50
Routes to Las Vegas	36	37	34
Routes to Orlando	27	27	21
Routes to Tampa Bay/St. Petersburg	14	14	12
Routes to Phoenix-Mesa	13	13	0
Routes to Ft. Lauderdale	11	12	0

Other routes	2	2	0

Total routes	103	105	67

• includes cities served seasonally

During the fourth quarter, we placed three MD-80s in service, bringing our operating fleet to 32 MD-80 aircraft at year end 2007. We also purchased three additional MD-80 aircraft in the fourth quarter 2007. We placed these three aircraft in service subsequent to year-end 2007 and now have an operating fleet of 35 aircraft. We have a commitment to purchase two additional MD-80 aircraft for delivery to us by the early part of the second quarter of 2008. We expect to have these aircraft in our operating fleet by the end of the second quarter 2008, for a total operating fleet of 37 MD-80s.

The following table summarizes year-over-year and recent changes in Allegiant Air’s fleet:

MD-80 Aircraft in Service	January 29, 2008	Year End 2007	Year End 2006
Owned (including capital leases)	31	28	22
Leased	4	4	2

Total	35	32	24

At this time, Allegiant Travel Company provides the following guidance to investors, which are subject to revision:

•	We expect first quarter 2008 year-over-year departure growth of at least 42% and ASM growth of at least 35%.

•	We expect second quarter 2008 year-over-year departure growth of at least 35% and ASM growth of at least 25%.

•	We expect full year 2008 year-over-year departure growth of at least 35% and ASM growth of at least 30%.

•	By the end of 2008, Allegiant Air expects to operate at least 40 MD-80 aircraft. There currently appear to be sufficient high-quality MD-80 aircraft available on the market to support Allegiant Air growth.

•	We expect 2008 capital expenditures of $45 million, comprising $36 million for six aircraft and $9 million for engines and other.

The Company is hedged to a negligible amount of its anticipated scheduled service jet fuel consumption for the first quarter of 2008 and does not have any fuel hedges for later periods.

Allegiant Travel Company will host a conference call with analysts at 1 pm EST tomorrow, January 30, 2008, to discuss its fourth quarter and year end 2007 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT), is focused on linking travelers in small cities to world-class leisure destinations such as Las Vegas, Nev., Phoenix, Ariz., Fort Lauderdale, Fla., Orlando, Fla. and Tampa/St. Petersburg, Fla. Through its subsidiary, Allegiant Air, LLC the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Robert Ashcroft +1-702-430-3275
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding ASM growth, departure growth, fleet growth and expected capital expenditures, as well as information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate”, “project” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to Las Vegas, Orlando, Tampa/St. Petersburg, Phoenix and Ft. Lauderdale from the markets served by us, our ability to implement our growth strategy, our fixed obligations, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, governmental regulation, increases in maintenance costs and insurance premiums and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Operations
Quarters Ended December 31, 2007 and 2006
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Percent
	2007	2006	change
OPERATING REVENUE:
Scheduled service revenue	$72,816	$46,620	56.2
Fixed fee contract revenue	7,138	6,497	9.9
Ancillary revenue	20,443	10,019	104.0
Other revenue	559	—	N/M

Total operating revenue	100,956	63,136	59.9

OPERATING EXPENSES:
Aircraft fuel	48,884	23,900	104.5
Salary and benefits	14,698	10,049	46.3
Station operations	8,705	6,192	40.6
Maintenance and repairs	7,612	5,248	45.0
Sales and marketing	3,428	2,338	46.6
Aircraft lease rentals	879	825	6.5
Depreciation and amortization	4,379	2,985	46.7
Other	6,313	4,229	49.3

Total operating expenses	94,898	55,766	70.2

OPERATING INCOME	6,058	7,370	(17.8)

As a percent of total operating revenue	6.0%	11.7%
OTHER (INCOME) EXPENSE:
(Gain) loss on fuel derivatives, net	(361)	1,266	N/M
Earnings from joint venture, net	(160)	—	N/M
Interest income	(2,326)	(930)	150.1
Interest expense	1,386	1,547	(10.4)

Total other (income) expense	(1,461)	1,883	N/M

INCOME BEFORE INCOME TAXES	7,519	5,487	37.0

As a percent of total operating revenue	7.4%	8.7%
PROVISION FOR INCOME TAXES	2,748	7,033	(60.9)

NET INCOME (LOSS)	$4,771	($1,546)	N/M

As a percent of total operating revenue	4.7%	-2.4%
Earnings per share
Basic	$0.23	($0.17)	N/M
Diluted	$0.23	($0.17)	N/M

Weighted average shares outstanding:
Basic	20,651	9,028	128.7
Diluted	20,939	9,028	131.9
Unaudited pro forma data for 2006 (reflecting change in tax status)(1):
Income before income taxes	$7,519	$5,487	37.0
Pro-forma provision for income taxes	2,748	1,975	39.1

Pro-forma net income	$4,771	$3,512	35.8

Unaudited pro-forma net income per share data for 2006 (reflecting change in tax status):
Basic pro-forma net income per share	$0.23	$0.39	(41.0)
Diluted pro-forma net income per share	$0.23	$0.20	15.0

(1) Prior to its December 2006 initial public offering, the Company was organized as a limited liability company (LLC) and as such was generally not subject to income taxes, except in certain state and local jurisdictions. The pro-forma tax provision for 2006 reflects income taxes as if the Company were organized as a corporation effective January 1, 2006.

Allegiant Travel Company
Operating Statistics
Quarters Ended December 31, 2007 and 2006
(Unaudited)

	Three months ended December 31,		Percent
	2007	2006	change*
OPERATING STATISTICS
Total system statistics
Passengers	894,834	579,516	54.4
Revenue passenger miles (RPMs) (thousands)	848,933	560,738	51.4
Available seat miles (ASMs) (thousands)	1,092,135	734,761	48.6
Load factor	77.7%	76.3%	1.4
Operating revenue per ASM (cents)	9.24	8.59	7.6
Operating expense per ASM or CASM (cents)	8.69	7.59	14.5
CASM, excl fuel (cents)	4.21	4.34	(3.0)
Departures	8,192	5,442	50.5
Block hours	19,603	13,131	49.3
Average stage length (miles)	899	912	(1.4)
Avg number of operating aircraft during period	30.3	21.9	38.4
Total aircraft in service end of period	32	24	33.3
Full-time equivalent employees at end of period	1,180	846	39.5
Fuel gallons consumed (thousands)	18,511	12,325	50.2
Average fuel cost per gallon	$2.64	$1.94	36.1
Scheduled service statistics
Passengers	841,117	531,718	58.2
Revenue passenger miles (RPMs) (thousands)	790,821	512,657	54.3
Available seat miles (ASMs) (thousands)	996,759	652,469	52.8
Load factor	79.3%	78.6%	0.7
Departures	7,293	4,667	56.3
Block hours	17,835	11,615	53.5
Yield (cents)	9.21	9.09	1.3
Scheduled service revenue per ASM (cents)	7.31	7.15	2.2
Ancillary revenue per ASM (cents)	2.05	1.54	33.1

Total revenue per ASM (cents)	9.36	8.68	7.8
Average fare — scheduled service	$86.57	$87.68	(1.3)
Average fare — ancillary	24.30	18.84	29.0

Average fare — total	$110.87	$106.52	4.1
Average stage length (miles)	922	945	(2.4)
Percent of sales through website during period	85.5%	86.3%	(0.8)

• except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Quarters Ended December 31, 2007 and 2006
(in thousands, except per share and per ASM amounts)
(Unaudited)

Unlike many airlines, we do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. Adjusted net income for fourth quarter 2006 also eliminates the effect of a one-time tax adjustment recorded upon our conversion from a limited liability company to a corporation at the time of our initial public offering in December 2006. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities and the transitory effects of changing from an LLC to a C-corporation.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, Adjusted net income and Adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are Net income or loss (which reflects the mark-to-market non-cash loss or gain on fuel derivatives and the tax accrual upon our conversion to a corporation), and Aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow:

Derivation of adjusted net income (net of one-time tax accrual) from GAAP net income:

	Three months ended December 31,		Percent
(in thousands, except per share amounts)	2007	2006	change
Net income (loss)	$4,771	($1,546)	N/M
Recognition of net deferred tax liabilities upon C-corporation conversion	—	6,425	N/M
Net of recognition of net deferred tax liabilities upon C-corporation conversion:
Adjusted net income	$4,771	$4,879	(2.2)
Adjusted earnings per share:
Basic	$0.23	$0.54	(57.4)
Diluted	$0.23	$0.28	(17.9)

Derivation of adjusted net income (excluding non-cash mark-to-market loss or gain on fuel derivatives and one-time tax accrual) from adjusted net income (net of one-time tax accrual) as derived in the table above:

	Three months ended December 31,		Percent
(in thousands, except per share amounts)	2007	2006	change
Adjusted net income (net of one time tax accrual)	$4,771	$4,879	(2.2)
Mark-to-market non-cash loss (gain) on fuel derivatives	343	(959)	N/M
Tax impact of mark-to-market non-cash loss/gain on fuel derivatives	(125)	341	N/M

Net of mark-to-market non-cash loss/gain on fuel derivatives:
Adjusted net income	$4,989	$4,261	17.1

Adjusted earnings per share:
Basic	$0.24	$0.47	(48.9)
Diluted	$0.24	$0.24	—

Derivation of adjusted aircraft fuel expense:

	Three months ended December 31,		Percent
(in thousands)	2007	2006	change
Aircraft fuel expense	$48,884	$23,900	104.5
Cash (gain) loss on fuel derivatives	(704)	2,225	N/M

Adjusted aircraft fuel expense	$48,180	$26,125	84.4

Derivation of operating cost per ASM treating cash (gain) loss on fuel derivatives as part of total operating expense per ASM:

	Three months ended December 31,		Percent
(in cents)	2007	2006	change
Total operating expense per ASM	8.69	7.59	14.5
Cash (gain) loss on fuel derivatives per ASM	(0.06)	0.30	N/M

Operating cost per ASM treating cash gain or loss on fuel derivatives as part of operating expenses	8.63	7.89	9.4

Split of (gain) loss on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Three months ended December 31,		Percent
(in thousands)	2007	2006	change
Mark-to-market non-cash loss (gain) on fuel derivatives	$343	($959)	N/M
Cash (gain) loss on fuel derivatives	(704)	2,225	N/M

(Gain) loss on fuel derivatives, net	($361)	$1,266	N/M

Allegiant Travel Company
Consolidated Statements of Income
Years Ended December 31, 2007 and 2006
(in thousands, except per share amounts)
(Unaudited)

	Years ended December 31,		Percent
	2007	2006	change
OPERATING REVENUE:
Scheduled service revenue	$258,943	$178,349	45.2
Fixed fee contract revenue	35,378	33,743	4.8
Ancillary revenue	64,988	31,258	107.9
Other revenue	1,264	—	N/M

Total operating revenue	360,573	243,350	48.2

OPERATING EXPENSES:
Aircraft fuel	152,149	101,561	49.8
Salary and benefits	50,761	34,950	45.2
Station operations	33,724	24,866	35.6
Maintenance and repairs	25,764	19,482	32.2
Sales and marketing	12,803	9,293	37.8
Aircraft lease rentals	3,004	5,102	(41.1)
Depreciation and amortization	15,992	10,584	51.1
Other	22,316	14,959	49.2

Total operating expenses	316,513	220,797	43.4

OPERATING INCOME	44,060	22,553	95.4

As a percent of total operating revenue	12.2%	9.3%
OTHER (INCOME) EXPENSE:
(Gain) loss on fuel derivatives, net	(2,613)	4,193	N/M
Earnings from joint venture, net	(457)	—	N/M
Other expense	63	—	N/M
Interest income	(9,161)	(2,973)	208.1
Interest expense	5,523	5,517	0.1

Total other (income) expense	(6,645)	6,737	N/M

INCOME BEFORE INCOME TAXES	50,705	15,816	220.6

As a percent of total operating revenue	14.1%	6.5%
PROVISION FOR INCOME TAXES:	19,196	7,076	171.3

NET INCOME	$31,509	$8,740	260.5

As a percent of total operating revenue	8.7%	3.6%
Earnings per share
Basic	$1.56	$1.23	26.8
Diluted	$1.53	$0.52	194.2

Weighted average shares outstanding:
Basic	20,243	7,092	185.4
Diluted	20,529	16,961	21.0
Unaudited pro forma data for 2006 (reflecting change in tax status)(1):
Income before income taxes	$50,705	$15,816	220.6
Pro-forma provision for income taxes	19,196	5,694	237.1

Pro-forma net income	$31,509	$10,122	211.3

Unaudited pro-forma net income per share data for 2006 (reflecting change in tax status):
Basic pro-forma net income per share	$1.56	$1.43	9.1
Diluted pro-forma net income per share	$1.53	$0.60	155.0

(1) Prior to its December 2006 initial public offering, the Company was organized as a limited liability company (LLC) and as such was generally not subject to income taxes, except in certain state and local jurisdictions. The pro-forma tax provision for 2006 reflects income taxes as if the Company were organized as a corporation effective January 1, 2006.

Allegiant Travel Company
Operating Statistics
Years Ended December 31, 2007 and 2006
(Unaudited)

	Years ended December 31,		Percent
	2007	2006	change*
OPERATING STATISTICS
Total system statistics
Passengers	3,264,506	2,179,367	49.8
Revenue passenger miles (RPMs) (thousands)	3,140,927	2,251,341	39.5
Available seat miles (ASMs) (thousands)	3,865,337	2,871,071	34.6
Load factor	81.3%	78.4%	2.9
Operating revenue per ASM (cents)	9.33	8.48	10.0
Operating expense per ASM or CASM (cents)	8.19	7.69	6.5
CASM, excl fuel (cents)	4.25	4.15	2.4
Departures	28,788	20,074	43.4
Block hours	68,488	50,584	35.4
Average stage length (miles)	906	966	(6.2)
Avg # of operating aircraft during period	27.8	20.8	33.7
Total aircraft in service end of period	32	24	33.3
Full-time equivalent employees at period end	1,180	846	39.5
Fuel gallons consumed (thousands)	66,035	47,984	37.6
Average fuel cost per gallon	$2.30	$2.12	8.5
Scheduled service statistics
Passengers	3,017,843	1,940,456	55.5
Revenue passenger miles (RPMs) (thousands)	2,844,358	1,996,559	42.5
Available seat miles (ASMs) (thousands)	3,423,783	2,474,285	38.4
Load factor	83.1%	80.7%	2.4
Departures	25,088	16,634	50.8
Block hours	60,607	43,391	39.7
Yield (cents)	9.10	8.93	1.9
Scheduled service revenue per ASM (cents)	7.56	7.21	4.9
Ancillary revenue per ASM (cents)	1.90	1.26	50.8

Total revenue per ASM (cents)	9.46	8.47	11.7
Average fare — scheduled service	$85.80	$91.91	(6.6)
Average fare — ancillary	21.53	16.11	33.6

Average fare — total	$107.34	$108.02	(0.6)
Average stage length (miles)	923	1,006	(8.3)
Percent of sales through website during period	86.6%	85.9%	0.7

• except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Years Ended December 31, 2007 and 2006
(in thousands, except per share and per ASM amounts)
(Unaudited)

Unlike many airlines, we do not qualify for fuel hedge accounting treatment under FAS 133. To facilitate investor comparisons with airlines that do qualify for fuel hedge accounting, we provide adjusted non-GAAP measures of net income and operating expense as if we did qualify for fuel hedge accounting, by excluding the mark-to-market non-cash gains or losses on fuel derivatives from net income and by treating cash gains or losses realized on fuel derivatives as part of aircraft fuel expense. Adjusted net income for 2006 also eliminates the effect of a one-time tax adjustment recorded upon our conversion from a limited liability company to a corporation at the time of our initial public offering in December 2006. We believe use of these non-GAAP measures assists investors in understanding the underlying economic performance of the Company without regard to different accounting treatment for fuel hedging activities and the transitory effects of changing from an LLC to a C-corporation.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures, Adjusted net income and Adjusted aircraft fuel expense, to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measures, which are Net income (which reflects the mark-to-market non-cash loss or gain on fuel derivatives and the tax accrual upon our conversion to a corporation), and Aircraft fuel expense (which is not impacted by the cash gain or loss on fuel derivatives), and a reconciliation of the non-GAAP measures to the most comparable GAAP measures.  Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for net income, aircraft fuel expense and other measures of financial performance prepared in accordance with GAAP. Adjusted net income and adjusted aircraft fuel expense are not GAAP measurements and our use of them may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow:

Derivation of adjusted net income (net of one-time tax accrual) from GAAP net income:

	Years ended December 31,		Percent
(in thousands, except per share amounts)	2007	2006	change
Net income	$31,509	$8,740	260.5
Recognition of net deferred tax liabilities upon C-corporation conversion	—	6,425	N/M
Net of recognition of net deferred tax liabilities upon C-corporation conversion:
Adjusted net income	$31,509	$15,165	107.8
Adjusted earnings per share:
Basic	$1.56	$2.14	(27.1)
Diluted	$1.53	$0.89	71.9

Derivation of adjusted net income (excluding non-cash mark-to-market loss or gain on fuel derivatives and one-time tax accrual) from adjusted net income (net of one-time tax accrual) as derived in the table above:

	Years ended December 31,		Percent
(in thousands, except per share amounts)	2007	2006	change
Adjusted net income (net of one time tax accrual)	$31,509	$15,165	107.8
Mark-to-market non-cash (gain) loss on fuel derivatives	(1,702)	1,641	N/M
Tax impact of mark-to-market non-cash loss/gain on fuel derivatives	644	(584)	N/M

Net of mark-to-market non-cash loss/gain on fuel derivatives:
Adjusted net income	$30,451	$16,222	87.7

Adjusted earnings per share:
Basic	$1.50	$2.29	(34.5)
Diluted	$1.48	$0.96	54.2

Derivation of adjusted aircraft fuel expense:

	Years ended December 31,		Percent
	2007	2006	change
Aircraft fuel expense	$152,149	$101,561	49.8
Cash (gain) loss on fuel derivatives	(911)	2,552	N/M

Adjusted aircraft fuel expense	$151,238	$104,113	45.3

Derivation of operating cost per ASM treating cash (gain) loss on fuel derivatives as part of total operating expense per ASM:

	Years ended December 31,		Percent
(in cents)	2007	2006	change
Total operating expense per ASM	8.19	7.69	6.5
Cash (gain) loss on fuel derivatives per ASM	(0.02)	0.09	N/M

Operating cost per ASM treating cash gain or loss on fuel derivatives as part of operating expenses	8.17	7.78	5.0

Split of (gain) loss on fuel derivatives into cash-settled portion and mark-to-market non-cash portion:

	Years ended December 31,		Percent
(in thousands)	2007	2006	change
Mark-to-market non-cash (gain) loss on fuel derivatives	($1,702)	$1,641	N/M
Cash (gain) loss on fuel derivatives	(911)	2,552	N/M

(Gain) loss on fuel derivatives, net	($2,613)	$4,193	N/M